EXHIBIT 99.2

eHEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to give effect to the acquisition of Wealth, Health and Life Advisors, LLC (d/b/a GoMedigap) by eHealth, Inc. (“eHealth”), which closed on January 22, 2018.

The Company has determined that the acquisition constitutes a business combination as defined by Accounting Standards Codification (“ASC”) 805, Business Combinations. Under ASC 805, the assets acquired and liabilities assumed are recorded at their acquisition date fair values as described in the accompanying Notes to the Statement of Assets Acquired and Liabilities Assumed of GoMedigap included elsewhere in this Form 8-K/A. Any excess of the purchase price over the fair value of assets acquired is recognized as goodwill. Fair values of assets acquired are determined based on the requirements of ASC 820, Fair Value Measurements and Disclosures. The fair values of assets acquired are based on the estimates of fair values as of the acquisition date included in Exhibit 99.1 to the Form 8-K/A.

The unaudited pro forma condensed combined financial statements are based upon and derived from the historical audited financial statements and related notes of eHealth for the year ended December 31, 2017 included in the Company's Annual Report on Form 10-K, the historical unaudited balance sheet of GoMedigap as of January 22, 2018 (which management believes approximate the related balances at December 31, 2017) and the historical unaudited statement of operations of GoMedigap for the year ended December 31, 2017, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that eHealth believes are reasonable. The allocation of purchase price reflected in these unaudited pro forma condensed combined financial statements has been based upon estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the transaction as if it had occurred on December 31, 2017. The unaudited pro forma condensed combined statement of operations combines the results of operations of eHealth and GoMedigap for the year ended December 31, 2017 as if the transaction had occurred on January 1, 2017.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with eHealth treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by eHealth to complete the acquisition was allocated to the assets acquired and liabilities assumed from GoMedigap based upon their estimated fair values on the closing date of the acquisition. The acquisition consideration has been allocated to tangible and intangible assets acquired and liabilities assumed based on estimates of their fair value. The acquisition consideration allocation may result in an adjustment if additional information which existed as of the acquisition date, but was unknown to the Company at that time, becomes known to the Company during the remainder of the measurement period (up to one year from the acquisition date). While management believes that its estimates and assumptions underlying the valuations are reasonable, different estimates and assumptions could result in different valuations assigned to the individual assets acquired and liabilities assumed, and the resulting amount of goodwill.

eHEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2017
(in thousands)

ASSETS	eHealth Historical *	GoMedigap Historical**	Pro Forma Acquisition Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$40,293	$71	($15,000)	(1)	$25,364
Accounts receivable	1,475	—			1,475
Commissions receivable, current	8,419	—	4,371	(2)	12,790
Prepaid expenses and other current assets	4,845	11			4,856
Total current assets	55,032	82			44,485
Property and equipment, net	4,705	174			4,879
Other assets	7,317	—			7,317
Commissions receivable, noncurrent	—	—	11,103	(2)	11,103
Intangible assets, net	7,540	—	6,800	(3)	14,340
Goodwill	14,096	—	26,138	(4)	40,234
Total assets	$88,690	$256			$122,358
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,246	$110			$3,356
Accrued compensation and benefits	15,498	132			15,630
Accrued marketing expenses	4,088	—			4,088
Deferred revenue	385	—			385
Other current liabilities	3,430	131			3,561
Earn-out liability, current	—	—	14,580	(5)	14,580
Total current liabilities	26,647	373			41,600
Earn-out liability, non-current	—	—	13,120	(5)	13,120
Non-current liabilities	900	—			900
Stockholders’ equity:
Common stock	30	—			30
Additional paid-in capital	281,706	—	5,595	(6)	287,301
Treasury stock	(199,998)	—			(199,998)
Accumulated other comprehensive income	201	—			201
Accumulated deficit	(20,796)	(117)	117	(6)	(20,796)
Total stockholders' equity	61,143	(117)			66,738
Total liabilities and equity	$88,690	$256			$122,358
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

*	As presented in eHealth's annual report on Form 10-K for the year ended December 31, 2017.
**	Per GoMedigap’s unaudited historical balance sheet as of January 22, 2018.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet:
(1)	To recognize the $15.0 million cash portion of purchase consideration.
(2)
To recognize the estimated fair value of commissions we expect to collect from Medicare Supplement health insurance plan members, and to a lesser extent dental, vision and hearing plan members, acquired from GoMedigap.  The receivable was based on a number assumptions including, but not limited to, estimating member churn rates, estimating expected future commission amounts to be received per member based on product type, carrier and the effective date of the policy and applying an appropriate discount rate.

(3)	To recognize the estimated fair value of acquired intangible assets.
(4)	To recognize goodwill.
(5)	To recognize the fair value of the Earn-out Liability.
(6)
To eliminate the historical additional paid-in capital and retained earnings of GoMediGap and to recognize the fair value of the 294,637 shares of eHealth common stock (par value of $0.001) issued as part of the purchase consideration. The fair value of the eHealth common stock was based on its closing price of $18.99 as reported on the NASDAQ on January 22, 2018.

eHEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(in thousands, except per share amounts)

	eHealth Historical*	GoMedigap Historical**	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Commission	$158,424	$7,512	$(22)	(8)	$165,914
Other	13,931	—	—		13,931
Total revenue	172,355	7,512	(22)		179,845
Operating costs and expenses:
Cost of revenue	2,273	—	(22)	(8)	2,251
Marketing and advertising	65,874	2,018	—		67,892
Customer care and enrollment	59,183	3,091	1,073	(9)	63,347
Technology and content	32,889	280	—		33,169
General and administrative	39,969	562	—		40,531
Acquisition costs	621	—	(621)	(10)	—
Amortization of intangible assets	1,040	—	1,203	(11)	2,243
Total operating costs and expenses	201,849	5,951	1,633		209,433
Income (loss) from operations	(29,494)	1,561	(1,655)		(29,588)
Other income (expense), net	327	6	—		333
Income (loss) before (benefit) provision from income taxes	(29,167)	1,567	(1,655)		(29,255)
Provision (benefit) for income taxes	(3,755)	29	—		(3,726)
Net income (loss)	$(25,412)	$1,538	$(1,655)		$(25,529)

Net loss per share:
Basic	$(1.37)				$(1.36)
Diluted	$(1.37)				$(1.36)

Weighted-average number of shares used in per share amounts:
Basic	18,512		295	(12)	18,807
Diluted	18,512		295	(12)	18,807

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

*	As presented in eHealth's annual report on Form 10-K for the year ended December 31, 2017.
**	Per GoMedigap’s unaudited historical statement of operations for the year ended December 31, 2017.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations:
(8)	To eliminate intercompany revenue and expenses between eHealth and GoMedigap recognized during the year ended December 31, 2017.
(9)
To recognize bonus expense for eligible GoMedigap employees, contingent upon continued employment, that will be paid out over two consecutive years (aggregate amount of $0.5 million and $1.6 million, respectively) following the close of the acquisition.

(10)	To eliminate acquisition-related transaction costs incurred by eHealth during the year ended December 31, 2017.
(11)	To recognize the amortization of acquired intangible assets, assuming the acquisition occurred on January 1, 2017.
(12)
To recognize the issuance of 294,637 eHealth common shares as part of the purchase consideration as if the acquisition had occurred on January 1, 2017 and such shares were outstanding during the year ended December 31, 2017.

eHEALTH, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet was prepared to reflect the transaction as of December 31, 2017. The unaudited pro forma condensed combined statement of operations combines the results of operations of eHealth and GoMedigap for the year ended December 31, 2017 as if the transaction had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet was prepared utilizing GoMedigap’s historical balance sheet as of January 22, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was prepared utilizing GoMedigap’s historical statement of operations for the year ended December 31, 2017.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had eHealth and GoMedigap been a combined company during the respective periods presented. These unaudited pro forma condensed combined financial statements should be read in conjunction with eHealth's historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC") on March 19, 2017.

eHealth expects to incur costs and realize benefits associated with integrating the operations of eHealth and GoMedigap. The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. Pro forma adjustments have been made to ensure the unaudited pro forma condensed combined statement of operations does not reflect any non-recurring charges directly related to the acquisition that the combined company may incur upon completion of the transaction.

NOTE 2 - ALLOCATION OF ACQUISITION CONSIDERATION

Estimated Purchase Consideration

The table below represents the total estimated purchase price consideration (in thousands):

Cash consideration, net of cash acquired	$15,000
Fair value of common stock issued [1]	5,595
Estimated fair value of earn-out liability	27,700
$48,295

(1) The fair value of eHealth’s shares issued is based on its January 22, 2018 closing price per share of $18.99 as reported on the NASDAQ.

Allocation of Acquisition Consideration

The table below represents the preliminary allocation of purchase price to the identifiable assets acquired based on their estimated fair values, with the excess recognized as goodwill (in thousands):

eHEALTH, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Preliminary Allocation as of January 22, 2018
Cash	$71
Commissions receivable, current	4,371
Prepaid expenses and other current assets	11
Commissions receivable, non-current	11,103
Property and equipment, net	174
Accounts payable	(110)
Accrued compensation and benefits	(132)
Other current liabilities	(131)
Net tangible assets acquired	15,357
Intangible assets	6,800
Goodwill	26,138
Total intangible assets acquired	32,938
Total net assets acquired	$48,295